                                                                    EXHIBIT 10.8

                        CONSULTANT AND RELEASE AGREEMENT


    THIS CONSULTANT AND RELEASE AGREEMENT is made and entered into by and between CheMatch.com, Inc. ("Company"), a Delaware corporation formerly named PetroChemNet Holdings, Inc., and John Bohn ("Consultant"), to be effective the 26th day of January, 2000 (the "Effective Date") subject to Consultant's right to revoke this Agreement within seven days following the execution of this Agreement as specified in Section 7.2.

    In consideration of the mutual covenants, promises and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Consultant agree as follows:

1. CHANGE OF STATUS FROM EMPLOYEE TO CONTRACTOR:

         1.1. As of the Effective Date, the relationship presently existing between Company and Consultant is changed from an employment relationship to a contractor relationship. With respect to all benefit plans and programs of Company, Consultant's employment by Company shall be terminated and Consultant shall no longer have any rights under any such benefit plan or program (other than (a) as expressly provided for herein and (b) Consultant's right to receive the vested benefits accrued thereunder as may be provided in such benefit plan or program). As of the Effective Date, Consultant resigns as an officer, director (including, without limitation, as Company's Chairman of the Board), agent or representative of the Company and any of its subsidiaries and affiliates in which Consultant holds office, is a director, or for whom Consultant acts as an agent or representative. As of the Effective Date, Consultant also resigns as a fiduciary and member of any and all committees established with respect to any employee benefit plan maintained by Company or any of its subsidiaries and affiliates. The resignations described in the two preceding sentences shall occur automatically and without any further required action by Consultant, Company or any other person.

         1.2. Upon the payment of Consultant's base salary through January 31, 2000, Company shall have no further obligations to Consultant for any salary, bonus, or other compensation of any type for services rendered by Consultant to Company on or before such date. From and after the Effective Date, Company's obligations to pay compensation to Consultant for services rendered shall be governed exclusively by this Agreement.

2. EXTENT OF SERVICES: DUTIES OF CONSULTANT:

         2.1. During the Term (as such term is defined in Section 8.1), Consultant agrees to serve as a consultant of Company in accordance with the provisions of this Article 2. During the Term, and subject to Consultant's reasonable availability, Consultant shall provide such consulting and advisory services as the Board of Directors of Company (the "Board") or the Chief Executive Officer of Company (the "CEO") may reasonably request, including assisting in such strategic and financial matters, acquisition strategy or other projects as the Board or the CEO deems appropriate ("Consulting Services"). When so requested, Consultant will consult with officers and employees of Company, and others designated by the Board or the CEO, at reasonable times and places.

         2.2. The Company shall reimburse Consultant for all reasonable out-of-pocket expenses actually incurred by Consultant in performance of the Consulting Services, provided that such


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expenses are approved in advance by Company and that Consultant furnishes to
Company adequate records and documentary evidence for the substantiation of each such expenditure. Consultant shall be provided with the use of an office in Company's Connecticut office and reasonable administrative, technical and communications support; provided that (a) such use of the office and support relates primarily to the business of Company and is not disruptive of normal business activities and (b) Company's obligations under this sentence shall end on the earlier of December 31, 2000, or the date Company no longer maintains an office in Connecticut.

         2.3. During the Term, Consultant shall not engage, directly or indirectly, in any other business, investment, or activity that is contrary to the interests of Company or its subsidiaries or affiliates. Consultant agrees that he shall not knowingly become involved in a conflict of interest with Company or its subsidiaries or affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, Consultant agrees that he shall disclose to or discuss with Company's General Counsel any facts or circumstances which might involve such a conflict of interest that has not been approved by the Board or the CEO. Company and Consultant recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a "conflict of interest." Moreover, Company and Consultant recognize there are many borderline situations. In some instances, full disclosure of facts by the Consultant to Company's General Counsel may be all that is necessary to enable Company to protect its interests. In others, if no improper motivation appears to exist and the interests of Company have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for Company to terminate the consulting relationship.

3. AMENDMENT TO CERTAIN EXISTING AGREEMENTS:

         3.1. Company and Consultant have heretofore entered into (a) that certain Incentive Stock Option and Stock Repurchase Agreement dated June 21, 1999 (the "June Option Agreement"), (b) that certain Nonstatutory Stock Option and Stock Repurchase Agreement dated November 5, 1999 (the "November Option Agreement"; the June Option Agreement and the November Option Agreement are collectively referred to herein as the "Option Agreements"), and (c) that certain letter agreement dated June 21, 1999, as amended on October 26, 1999, by and among Company, Consultant, Karen Morgan, and Carl McCutcheon providing for certain incentive payments upon a "fundamental change" of Company (the "Incentive Payment Agreement"). Consultant has heretofore delivered to Company two Secured Promissory Notes dated October 23, 1999, one in the original principal amount of $50,000.00 and the other in the original principal amount of $127,899.29, in connection with the partial exercise of the June Option Agreement (collectively, the "Promissory Notes"). Effective as of the Effective Date, the Promissory Notes, the Option Agreements, and the Incentive Payment Agreement shall be and are hereby amended to the extent necessary as follows:

                  3.1.1. The "Payment Due Date" in each of the Promissory Notes relating to the date Consultant ceases employment with Company or a "Related Corporation" shall be changed to January 26, 2001.

                  3.1.2 With respect to each of the Option Agreements, (a) all of the "Option Shares" shall become "Eligible Shares" on the Effective Date, (b) Consultant (or, in the event of the death of Consultant, Consultant's estate, personal representative or beneficiary to whom the option has been assigned pursuant to section 10 thereof) may exercise the option in whole or in part from time to time until June 20, 2009, and (c) all of the "Option Shares" that Consultant acquires upon exercise of the option shall be deemed to be "Released Shares."

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                           Consultant acknowledges that, from and after the
                           Effective Date, Consultant shall not be permitted to exercise an option under the Option Agreements by delivery of a promissory note and related pledge agreement.

                  3.1.3 For purposes of the Incentive Payment Agreement only, Consultant shall be deemed to be an employee of Company until June 20, 2001.

4. COMPENSATION FOR FUTURE CONSULTING SERVICES:

         4.1. In full compensation of the readiness and performance of the Consulting Services to be performed hereunder, Company shall pay to Consultant a consulting fee in the following sums: (a) $218,750.00, which sum shall be payable in equal installments over a 15-month period commencing in February, 2000, in conformity with Employer's customary practices for executive compensation as such practices may be modified from time to time; (b) $87,500.00, which sum shall be payable in a lump sum on the date bonuses are paid to executives and senior management employees with respect to Company's fiscal year ending on December 31, 2000 (or payable on March 1, 2001, if not paid prior to that date); and (c) $29,166.67, which sum shall be payable in a lump sum on the date bonuses are paid to executives and senior management employees with respect to Company's fiscal year ending on December 31, 2001(or payable on March 1, 2002, if not paid prior to that date).

         4.2. For each month during the period, if any, after the Effective Date (but in no event beyond the expiration of the Term) that Consultant elects to continue coverage for himself and any of his eligible dependents under Company's group health plans pursuant to the continuation of coverage provisions contained in Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, Company shall pay to Consultant an amount equal to the difference, if any, between (a) the monthly premium charged by Company generally to its former executive employees for such continuation coverage under such plans and (b) the monthly premium charged by Company generally to its active executive employees for coverage under such plans.

         4.3. Consultant shall pay all social security, federal income taxes, unemployment insurance, worker's compensation insurance, pensions, annuities or other liabilities or taxes incurred by or on behalf or for the benefit of Consultant arising out of the performance by Consultant of his obligations under this Agreement.

5. INDEPENDENT CONTRACTOR RELATIONSHIP:

          5.1. Throughout the entire Term, Consultant shall be an independent contractor with the full power and authority to select the means, methods and manner of performing Consulting Services hereunder, however, Consultant shall secure Company approval of the means, methods, and manner in which Company and its subsidiaries and affiliates are represented. Consultant will in no way be considered to be an agent, employee, or servant of Company or any of its subsidiaries or affiliates. Consultant shall have no authority to bind Company or any of its subsidiaries or affiliates in any capacity for any purpose. It is not the purpose or intention of this Agreement or the parties to create, and the same shall not be construed as creating, any partnership, partnership relation, joint venture, agency, or employment relationship. Consultant shall be free to pursue such other business or consulting interests which are not otherwise in violation of Section 2.3 or Article 6, including full time employment, directorships and investments of any kind. Consultant hereby agrees that he shall not, during the Term, participate in Company's benefit plans and programs for its employees.


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6. ADDITIONAL DUTIES AND OBLIGATIONS OF CONSULTANT:

         6.1. Consultant and Company have heretofore entered into that certain Employment Agreement dated May 1, 1999 (the "Employment Agreement"). Consultant hereby agrees that he shall continue to be subject to the provisions of sections 2.3, 2.4, 2.5, and 2.6 of the Employment Agreement as if the provisions of such sections were set forth herein in full; provided, however, that solely for purposes of applying such provisions, (a) Consultant's performance of Consulting Services shall be equivalent to employment by Company and (b) the "Employment Term" under the Employment Agreement shall be considered to end simultaneously with the expiration of the Term.

         6.2. Consultant shall refrain, both during the consulting relationship and after the consulting relationship terminates, from publishing any oral or written statements about Company, any of its subsidiaries or affiliates, or any of such entities' officers, directors, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about Company or any of its subsidiaries or affiliates, or any of such entities' business affairs, officers, directors, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of Company or any of its subsidiaries or affiliates, or any of such entities' officers, directors, employees, agents, or representatives; or that give rise to unreasonable publicity about the private lives of Company or any of its subsidiaries or affiliates, or any of such entities' officers, directors, employees, agents, or representatives; or that place Company or any of its subsidiaries or affiliates, or any of such entities' officers, directors, employees, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company or any of its subsidiaries or affiliates, or any of such entities' officers, directors, employees, agents, or representatives. Consultant shall not use Company's name, the name of any of Company's subsidiaries or affiliates, nor the name of any of such entities' officers, directors, employees, agents or representatives, in any press release, advertisement, or similar announcement without the prior consent of the Board or the CEO; provided, however, that use of Company's name in a format that is not widely disseminated, which is not inconsistent with any public statement of Company and which relates solely to Consultant's personal involvement with Company shall not require the prior consent of the Board or the CEO. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded Company under this provision are in addition to any and all rights and remedies otherwise afforded by law.

         6.3. Consultant shall not, either during the existence of the consulting relationship or thereafter, use or appropriate, directly or indirectly, for Consultant's own benefit or for the benefit of another, any of the business opportunities concerning the subject matter of the consulting relationship that were entrusted to Consultant by Company.

7. RELEASE:

         7.1. The term "Released Subject Matters" means and includes any and all activities relating or pertaining to Consultant's prior employment by Company or services heretofore rendered by Consultant for Company or any of its subsidiaries or affiliates prior to the Effective Date; the termination of such prior employment; and/or any and all prior discussions, representations, understandings, or agreements between, on the one hand, Company or its subsidiaries or affiliates, and/or their agents, representatives, attorneys, or contractors, and, on the other hand, Consultant or his agents or representatives, regarding his employment by Company or its subsidiaries or affiliates or services heretofore rendered to Company or its subsidiaries or affiliates prior to the Effective Date.


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The term "Released Subject Matters" includes but is not limited to (a) any claims by Consultant under the Employment Agreement and (b) any claims under the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, and any other statutory, tort, or common law cause of action (including, without limitation, any claim or cause of action based on alleged discriminatory (whether age, sex or other type of discrimination), retaliatory or illegal employment practices).

         7.2. Consultant, on his behalf and on behalf of his representatives, heirs, administrators, executors, and assigns, and on behalf of any other persons or entities claiming by, through, or under Consultant, does hereby fully release, acquit and forever discharge Company and its subsidiaries or affiliates, and their respective employees, officers, directors, trustees, committee-members, boards, members of such boards, chairmen of the boards, contractors, consultants, agents, representatives, attorneys, successors, and assigns (the "Released Entities"), from and against any and all rights, benefits, payments, claims, demands, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, judgments, and/or liabilities whatsoever, in law or equity, of any and every character, kind and nature whatsoever, for personal injury, property damage or economic loss, whether known or unknown, contingent or fixed, either in or arising out of the law of contracts, torts, or under statutory law, arising out of, resulting from, or based upon the Released Subject Matters. This release is to be broadly construed and shall extend to and extinguish any and all claims, demands or causes of action of every kind or nature whatsoever, known or unknown, suspected or unsuspected, which Consultant has or hereafter can, shall, or may have, in Consultant's own right or in a representative capacity, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date, including without limitation of the generality hereof, any past, present or future claims, matters or causes of action that Consultant has or may hereafter have arising out of, based upon, or in any way relating to any prior actions or inactions with respect to any of the Released Subject Matters; provided, however, that such release shall not affect any future obligation which Company may have to Consultant under the terms of this Agreement. Consultant acknowledges and agrees that all of the terms and conditions of 29 USC 626 pertaining to the waiver of his rights under the Age Discrimination in Employment Act have been complied with, including that he has been given 21 days to consider this Agreement and this release, that he was advised by Company to consult an attorney and that he has in fact consulted an attorney prior to executing this Agreement and this release, and that for a period of 7 days following the execution of this Agreement, he may revoke this Agreement. If Consultant does not within 7 days following the execution of this Agreement provide Company with a written notice of revocation, Consultant shall no longer have the right to revoke this Agreement.

         7.3. It is expressly agreed that upon the Effective Date, no future disputes between (a) any of Company or any of its subsidiaries or affiliates or any of the Released Entities, and (b) Consultant, whether under this Agreement or otherwise, shall in any way affect the enforceability of the release granted above.

8. TERM AND TERMINATION:

         8.1. The term of this Agreement (the "Term") shall extend from the Effective Date until April 30, 2001.

         8.2. The consulting relationship established by this Agreement shall terminate automatically upon expiration of the Term. Upon termination of the consulting relationship as a


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result of expiration of the Term, Consultant shall be entitled to no further payments under this Agreement except for the remaining payment described in
Section 4.1(c), which shall be paid as provided in such Section.

         8.3. The consulting relationship established by this Agreement shall terminate automatically upon Consultant's death. Upon termination of the consulting relationship as a result of Consultant's death, Consultant's heirs, administrators, or legatees shall be entitled under this Agreement to all of the remaining unpaid amounts described in Section 4.1, which amounts shall continue to be paid as provided in such Section.

         8.4. Company shall have the right to terminate the consulting relationship under this Agreement at any time prior to the expiration of the Term for "cause" upon the determination by the Board that "cause" exists for the termination of the consulting relationship. As used in this Section 8.4, the term "cause" shall mean (a) Consultant has been convicted of a felony (which, through lapse of time or otherwise, is not subject to appeal); (b) Consultant has willfully engaged in conduct that Consultant knows or should know is materially injurious to Company or any of its subsidiaries or affiliates, and/or
(c) Consultant's breach of Section 2.3 or Article 6 of this Agreement which remains uncorrected for 30 days following written notice to Consultant by Company of such breach. It is expressly acknowledged and agreed that the decision as to whether "cause" exists for termination of the consulting relationship by Company is delegated to the Board for determination. If Consultant disagrees with the decision reached by the Board, the dispute will be limited to whether the Board reached its decision in good faith. Upon termination of the consulting relationship for cause, Consultant shall be entitled to no further payments under Sections 4.1 and 4.2 of this Agreement.

         8.5. In the event that Consultant obtains full time employment with some third party or agrees to provide full time consulting services to some third party [the term "full time" means at least thirty (30) hours per week], Company shall have the right to terminate the consulting relationship under this Agreement by providing a written notice of termination to Consultant. In the event of termination of the consulting relationship by Company under this Section, Consultant shall be entitled under this Agreement to all of the remaining unpaid amounts of the consulting fee specified in Section 4.1 that otherwise would have been due Consultant under the terms of this Agreement, which shall continue to be paid as provided in such Section.

         8.6. This consulting relationship may be terminated at any time for any reason whatsoever by Consultant upon the giving of one month written notice. Upon such termination of the consulting relationship by Consultant under this Section, Consultant shall be entitled to no further payments under Sections 4.1 and 4.2 of this Agreement.

         8.7. Consultant waives, and Company shall not be required to pay, any severance or severance benefits, in connection with the termination of the consulting relationship, whether from a Company sponsored severance plan or the general assets of Company. The consideration and remuneration provided for under this Agreement are in lieu of and take the place of any other severance pay or severance benefit, which Consultant forfeits.

         8.8. It is understood that the termination of this Agreement shall not relieve Consultant of any continuing obligations imposed upon Consultant hereunder, including, but not limited to the obligations specified in Article 6 above. Further, the provisions of Article 7 shall survive the termination of this Agreement.


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9. MISCELLANEOUS:

         9.1. The obligations of Consultant herein to Company are personal to Consultant and may not be assigned by Consultant without the express written consent of Company.

         9.2. The laws of the State of Delaware will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or place of performance thereof.

         9.3. If any portion of this Agreement or the release granted in this Agreement should be declared unenforceable by a court of competent jurisdiction, such unenforceable portion shall be severed and the remainder of this Agreement and the release granted by this Agreement shall remain valid and enforceable.

         9.4. Consultant represents, acknowledges, and agrees that the only shares of common stock of Company that Consultant owns or has a right to acquire or otherwise receive from Company are described on Appendix 1 attached hereto. Consultant represents, acknowledges, and agrees that he has no right, title, or claim to any (a) shares of preferred stock, or options or warrants to acquire shares of preferred stock, of Company or (b) shares of any class of stock or other equity interest in, or options or warrants to acquire shares of any class of stock or other equity interest in, any subsidiary or affiliate of Company. Consultant acknowledges and agrees that any future claims he may have to shares of stock of Company (other than as described on Appendix 1 attached hereto) or shares of stock or other equity interest in any subsidiary or affiliate of Company shall be void and of no effect unless such claim relates to shares or other equity interests authorized in a written agreement between Consultant and Company, which agreement has been signed on behalf of Company by the CEO.

         9.5. This Agreement replaces all previous agreements or discussions relating to the subject matters hereof and this Agreement, plus the Company's policies and procedures, constitute the entire agreement between Company and Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer or representative of Company, or by any written document unless it is signed by an officer of Company.

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         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals effective as of the Effective Date stated above.


                             CHEMATCH.COM, INC.


                             By:     /s/ CARL D. MCCUTCHEON
                                     -------------------------------------------
                                     Name: Carl D. McCutcheon
                                          --------------------------------------
                                     Title: Chairman, President and Chief
                                              Executive Officer
                                           -------------------------------------
                                     This 26th day of January, 2000



                                      /s/ JOHN BOHN
                                      ------------------------------------------
                                      JOHN BOHN
                                      This 26th day of January, 2000



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                                   APPENDIX 1

                              COMPANY COMMON STOCK
                         OWNERSHIP, WARRANTS AND OPTIONS

1. 272,400 shares of Company's common stock owned personally by Consultant and/or by a family limited partnership for the benefit of certain members of Consultant's family.

2. A warrant to acquire 4,500 shares of Company's common stock.

3. Two stock options awarded under Company's 1997 Employee, Director and Consultant Stock Option Plan. One such stock option provided for the purchase of up to an aggregate of 38,250 shares of Company's common stock at a purchase price per share of $3.33, and the other such stock option provided for the purchase of up to an aggregate of 150,600 shares of Company's common stock at a purchase price per share of $.83.

4. Two stock options awarded under Company's 1999 Stock Plan. One such stock option provided for the purchase of up to an aggregate of 266,316 shares of Company's common stock at a purchase price per share of $1.336, and the other such stock option provided for the purchase of up to an aggregate of 19,800 shares of Company's common stock at a purchase price per share of $1.47.


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